Exhibit 10.8

PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (the “Agreement“) is entered into and effective this 21st day of September 2006, by and between PROSPECTOR CAPITAL, INC. a Colorado corporation with its principal place of business located at 7750 North Union Blvd., Suite 201, Colorado Springs, Colorado 80920 (herein referred to as the “Seller”) and BLUE STAR ENERGY, INC. a Colorado Corporation with its principal place of business located at 5525 Erindale Drive, Suite 201, Colorado Springs, CO 80918 (herein referred to as the “Purchaser”).

RECITALS:

     WHEREAS, the Seller is the owner of certain oil and gas assets located in Logan County and Morgan County, Colorado and are more particularly described in Exhibit “A”, attached hereto and incorporated by reference herein; and

     WHEREAS, the Seller desires to sell, and Purchaser desires to purchase an eleven and seven-eighths percent (11.875%) Working Interest in the properties described in Exhibit “A”, and the parties desire to memorialize the terms and conditions of the purchase and the sale thereof.

WHEREAS, the Seller is selling an eleven and seven-eighths percent (11.875%) Working Interest, associated equipment and mineral leases in certain properties as described in Exhibit “A”, and Purchaser desires to purchase an eleven and seven-eighths percent (11.875%) Working Interest in said properties described in Exhibit “A”.

     NOW THEREFORE, in consideration of mutual promises and conditions hereinafter set forth, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

ARTICLE I

Definitions

1.01     “Seller” shall mean Prospector Capital, Inc., a Colorado corporation.

1.02     “Purchaser” shall mean Blue Star Energy, Inc., a Colorado corporation.

1.03     “Assets” shall mean those items described in Exhibit "A".

ARTICLE II

Purchase and Sale

2.01     Conveyance. Subject to the terms, conditions and consideration hereinafter set forth, Seller agrees to sell, and Purchaser agrees to purchase, the Assets on the Closing Date.

2.02     Purchase Price.      The total Purchase Price to be paid to the Seller by the Purchaser for the Assets is two hundred fifty thousand dollars ($250,000.00) of which one hundred thousand dollars ($100,000.00) shall be paid in cash at closing, one hundred thousand dollars ($100,000.00) shall be in the form of a convertible note payable due on or before December 31, 2006 (See Exhibit “D”) and fifty thousand dollars ($50,000.00) shall be in the form of two hundred thousand shares (200,000) of Blue Star Energy, Inc’s. restricted common stock.

2.03     Area of Mutual Interest. To facilitate the development of oil, gas and other minerals under and around the assets described in Exhibit “A”, Seller conveys and Purchaser hereby acquires the area of mutual interest (AMI) previously established, covering lands within the outline set forth as a 3 mile radius from each of the wells (Exhibit “B”.) The term of the AMI shall be in full force and effect and shall terminate only by mutual agreement of the working interest partners.

ARTICLE III

Representations and Warranties

3.01     Representations of Seller. Seller represents and warrants to Purchaser as follows:

A.     Authority. Seller has full and lawful authority to execute and deliver this Agreement. This Agreement has been duly and validly executed and delivered on behalf of the Seller and constitutes a valid obligation of the Seller, enforceable in accordance with its terms.

B.     No Violation. Neither the execution nor delivery of this Agreement and the consummation of the transactions completed hereby will result in a violation of, or be in conflict with, or accelerate the performance required by any order, judgment, injunction, decree, statute, rule or regulation applicable to Seller.

C.     Consents and Approvals. No consent, approval, or authorization of, or declaration, filing, registration with, any governmental or regulatory authority or other third party is required in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby.

D.     Seller Action. All action required by Seller to authorize and approve the transactions contemplated hereby shall have been taken, including approval by the shareholders of the Seller if necessary.

E.     Finders Fee. Seller will indemnify and hold harmless Purchaser against and in respect of any claim for finder’s fee or other commission relative to this agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by Seller with any third party.

F.     Title. At the time of closing, with the exception of all accrued balances owed pertaining to the installation and operations of the Assets described in Exhibit “A”, assignment of the Assets from Seller to Purchaser shall be clear of any encumbrances. The assignment of the Assets shall be made subject to all royalties and overriding royalty interests.

3.02     Representations of Purchaser. Purchaser represents, warrants, and agrees as follows:

A.     Authority. Purchaser has full and lawful authority to execute and deliver this Agreement. This Agreement has been duly and validly executed on behalf of the Purchaser and constitutes a valid obligation of the Purchaser, enforceable in accordance with its terms.

ARTICLE IV

Conditions Precedent

4.01     Conditions Precedent to Obligations of Seller. The obligations of Seller to effect the transactions contemplated herein shall be subject to the following conditions:

A.     The representations and warranties of Purchaser herein shall be true and accurate as of and on the Closing Date, with the same effect as though made at such time; and

B.     Purchaser shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with prior to the Closing Date.

                  4.02     Conditions Precedent to Obligations of Purchaser. The obligations of Purchaser to effect the transactions contemplated herein shall be subject to the following conditions:

                  A.     The representations and warranties herein made by Seller shall be true and accurate as of and on the Closing Date, with the same effect as though made at such time; Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with prior to or on Closing Date;

                  B.     No material change in the operation of the Assets shall have occurred since the effective date of this Agreement, other than changes in the ordinary course of business.

ARTICLE V

Environmental

5.01     Environmental Conditions. The assets have been utilized by Seller for the purpose of exploration, development, processing, temporary storage, and transportation of oil, gas and/or condensate. To the best of Seller’s knowledge, there has not been any substantial quantity of crude oil and produced water spilled or disposed of on-site and the locations thereof including pit closures, burial, land farming, land spreading, and/or underground injection. In addition, to the best of Sellers knowledge, there is no known asbestos or naturally occurring radioactive material commonly known as “NORM”, present in any of the gas field production equipment or flow lines.

ARTICLE VI

Closing

6.01     Closing Date. The closing of the transactions contemplated in this Agreement shall be held on September 21, 2006, 11:00 AM. (the “Closing” or “Closing Date”) at 5525 Erindale Drive, Suite 201, Colorado Springs, CO 80918, or at another date and location as mutually agreed by the parties in writing.

6.02     Delivery of Documents. On the Closing Date, Seller shall deliver an executed Bill of Sale and/or assignments and other documents as may be necessary to transfer the Assets to Purchaser.

ARTICLE VII

Miscellaneous

                  7.01     Amendment. This Agreement contains the entire agreement between parties concerning the subject matter herein. This Agreement may not be altered or amended, nor any rights or conditions hereunder waived, except by mutual agreement of the parties in writing.

                  7.02      Further Assurances. The parties to this Agreement shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such documents and instruments and shall take other action as may be necessary or advisable to carry out their respective obligations under this Agreement.

7.03     Assignment. No party may assign its rights or delegate its duties or obligations under this Agreement without prior written consent of the other party.

                  7.04      Headings. The headings of the articles and sections of the Agreement are for convenience of reference only and shall not limit, or otherwise affect any of the terms or provisions of this Agreement.

                  7.05     Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the state of Colorado.

                  7.06      Survival. All of the covenants, agreements, representations and warranties set forth in this Agreement shall survive the Closing

                  7.07     Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed an original instrument, all of which together shall constitute one and the same Agreement.

7.08     Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any other person or entity any benefits, rights or remedies whatsoever.

                  7.09     Waiver and Severability. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

SELLER: PROSPECTOR CAPITAL, INC. BY: /s/ John R. Overturf, Jr. TITLE: President PURCHASER: BLUE STAR ENERGY, INC. BY: /s/ Rayond E. McElhaney TITLE: President

Exhibit “A”
Asset Description of Wells

     Whereas SELLER is owner of an eleven and seven-eighths percent (11.875%) Working Interest of certain oil and gas leases wells and equipment described as follows, (which shall be referred to hereinafter as the “Oil and Gas Leases”):

Well Name 1) Lutin #1 2) Marostica #1 3) Stroh #1	Lands covered
         T9N,R51W,6th P.M.
         Sec. 9: NW1/4
         Sec. 8: SE1/4
         Logan County, Colorado
Containing 320 acres, more or less

         T10N,R51W,6th P.M.
         Sec. 15: W1/2SE1/4,
         E1/2SW1/4, NW1/4SW1/4
         Logan County, Colorado
Containing 200 acres, more or less

         T3N,R57W,6th P.M.
         Sec. 35: SW1/4
         Morgan County, Colorado
Containing 160 acres, more or less

Equipment

Marostica #1 and Gathering Station

       (1)     Natural Gas Compressor - Electric
       (1)     Natural Gas Stripping Plant
       (1)     New PCS Controller System
       1,300 feet of 2 inch Gathering System
       (1)     Meter Run
       (2)     210 Barrel Production and Water Tanks
       (1)     3 Phase 1,000# Separator
        5 ¼ Miles of 3 inch SDR-7 Poly Pipe
        2 1/8 Miles of 2 ½ inch 0.1888 Wall Coated Steel Pipe
       (1)     18,000 Gallon High Pressure Tank

Lutin #1

      (1) New PCS Controller System250 PSI High Pressure Separator
       2 inch Meter Run to Stripping Plant
      (1) 250 PSI High Pressure Separator
      (2) 300 Barrel Production Water Tanks
      (1) 3 Phase 250# Separator
      (3) Electronic Flow Meters

Gas Contract – Kinder Morgan/Seminole Energy, Oil Sales to Suncor Energy, Liquids Sales to Donvan Resources.

Committed Leasehold Interests:

Each oil and gas lease owned, at the time of this agreement, by either party hereto covering lands within the above Contract Areas is committed insofar, and only insofar, as it covers lands within the applicable Contract Area. Should any lease be obtained by any party hereto after the date of this Agreement which covers any portion of the Contract Area, such lease shall be deemed to have been committed insofar as such lease covers lands within the Contract Area. Should any lease owned by either party hereto cover lands in addition to those set forth above, such additional lands are specifically excluded here from.

Exhibit “B”
Description of “Area of Mutual Interest”

The “Area of Mutual Interest (“AMI”) is an area 3 miles in radius surrounding the wells and mineral leases described in Exhibit “A”. That shall constitute the parties area of mutual interest (“AMI”) within, which all operations shall be conducted for the benefit of the parties hereto. This area is shown on maps to be included under exhibit “C”.

Exhibit “C”

Maps

Exhibit “D”
Convertible Promissory Note